Exhibit A



                      CATALYST VIDALIA HOLDING CORPORATION
                                   FORM U-3A-2

                               Index to Exhibit A





Exhibit A1 -   Catalyst Old River Hydroelectric Limited Partnership audited 2000 financial statements

Exhibit A2 -   Catalyst Vidalia Corporation  unaudited 2000 financial statements

Exhibit A3 -   Catalyst Vidalia Holding Corporation  unaudited 2000 consolidated financial statements

Exhibit A4 -   Catalyst Vidalia Holding Corporation unaudited 2000 consolidating financial statements

                                                                      Exhibit A1



              CATALYST OLD RIVER HYDROELECTRIC LIMITED PARTNERSHIP

                        AUDITED 2000 FINANCIAL STATEMENTS





The above named financial statements are hereby incorporated by reference from the Form U-3A-2 filed by Catalyst Vidalia Corporation (File number 69-00443) on February 28, 2001.

                                                                      Exhibit A2



                          CATALYST VIDALIA CORPORATION

                       UNAUDITED 2000 FINANCIAL STATEMENTS





The above named financial statements are hereby incorporated by reference from the Form U-3A-2 filed by Catalyst Vidalia Corporation (File number 69-00443) on February 28, 2001.

                                                                      EXHIBIT A3


               CATALYST VIDALIA HOLDING CORPORATION AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                                 (in thousands)

                                    Unaudited

                                     ASSETS

                                                      December 31,  December 31,
                                                        --------      --------
                                                          2000          1999
                                                        --------      --------

Cash and cash equivalents                               $    384      $    304
Investment in CORHLP - GP interest                       141,452       149,054
Investment in CORHLP - LP interest                        29,205        33,006
Receivable from DCI plus accrued interest                 22,911        22,870
Management fee and interest receivable -  CORHLP           2,469         1,157
Other assets                                                  96            74
                                                        --------      --------
             Total assets                               $196,517      $206,465
                                                        ========      ========


                      LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
    Accounts payable and accrued expenses               $   --        $      8
    Management fee payable  GLP                              780           400
    Intercompany  payable to TCG                             900           500
    Note payable to DCI plus accrued interest             24,443        23,116
    Note payable to TCG plus accrued interest             38,347        37,427
    Deferred income tax liability                         11,170        16,695
                                                        --------      --------
         Total liabilities                                75,640        78,146
                                                        ========      ========

Stockholder's equity:
    Common stock                                            --            --
    Participating preferred stock                            134           134
    Additional paid-in capital                           110,591       110,591
    Retained earnings                                     10,152        17,594
                                                        --------      --------
       Total stockholder's equity                        120,877       128,319
                                                        --------      --------
       Total liabilities and stockholders equity        $196,517      $206,465
                                                        ========      ========

                                                                      EXHIBIT A3


               CATALYST VIDALIA HOLDING CORPORATION AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                 (in thousands)

                                    Unaudited



                                                              Year Ended
                                                             December 31,
                                                       ------------------------
                                                         2000            1999
                                                       --------        --------

Revenues:
   Equity interest in operating
        results of CORHLP                              $(11,403)       $    656
   Management fee from CORHLP                             1,969           1,891
   Interest income DCI                                    1,569             650
   Investment income                                        111              32
                                                       --------        --------
                                                         (7,754)          3,229
                                                       --------        --------

Expenses:
   General and administrative                                80             120
   Management consulting fees  GLP                          750             750
   Interest expense DCI                                   1,328             616
   Interest expense TCG                                   2,420             977
   Interest expense on state taxes                           62            --
   Other expense                                              8             373
                                                       --------        --------
                                                          4,648           2,836
                                                       --------        --------


Pre tax income (loss)                                   (12,402)            393

Tax (provision) benefit                                   4,960            (158)
                                                       --------        --------

Net income (loss)                                      $ (7,442)       $    235
                                                       ========        ========

                                                                      EXHIBIT A3


              CATALYST VIDALIA HOLDING CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                (in thousands)

                                   Unaudited

                                                                 Year Ended
                                                                December 31,
                                                           --------------------
                                                             2000        1999
                                                           --------    --------
Cash flows provided by (used in) all operations:
  Net income (loss)                                        $ (7,442)   $    235
  Deferred income taxes                                      (5,525)       (736)
  Adjustments to reconcile net income (loss) to net
    cash provided by (used  in) all activities:
      Equity interest in operating results of CORHLP         11,403        (656)
      Distribution from CORHLP                                 --         5,947
      Investment in CORHLP - LP interest                       --       (36,675)
      Dividend paid to Century Power                           --        (3,803)
      Changes in assets and liabilities:
        Note receivable DCI plus accrued interest               (41)    (22,870)
        Management fee receivable  CORHLP                    (1,312)         38
        Intercompany payable to TCG                             400      (2,716)
        Note payable DCI plus accrued interest                1,327      23,116
        Note payable TCG plus accrued interest                  920      37,427
        Management fee payable  GLP                             380         400
        Other assets and liabilities, net                       (30)        238
                                                           --------    --------
Net cash provided by (used in) all activities                    80         (55)

Cash and cash equivalents beginning of the period               304         359
                                                           --------    --------
Cash and cash equivalents at end of period                 $    384    $    304
                                                           ========    ========

                                                                      EXHIBIT A3


               CATALYST VIDALIA HOLDING CORPORATION AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                        (in thousands, except share data)

                                    Unaudited


                                                                          Shares of                      Additional
                                             Shares                     Participating    Participating      Paid
                                           of Common         Common       Preferred        Preferred         In           Retained
                                             Stock           Stock          Stock            Stock         Capital         Earnings
                                             ------         -------        -------            ----        --------        -------

Balance December 31, 1998                     1,000         $  --          133,593            $134        $114,394        $17,359

Dividend on Preferred Stock                  (3,803)

Net Income                                      235
                                             ------         -------        -------            ----        --------        -------

Balance December 31, 1999                     1,000            --          133,593             134         110,591         17,594

Dividend on Preferred Stock

Net loss                                     (7,442)
                                             ------         -------        -------            ----        --------        -------

Balance December 31, 2000                     1,000         $  --          133,593            $134        $110,591        $10,152
                                             ======         =======        =======            ====        ========        =======

                                                                      EXHIBIT A4

                      CATALYST VIDALIA HOLDING CORPORATION
                              VIDALIA HOLDING, LLC
                          CATALYST VIDALIA CORPORATION

               CONSOLIDATING BALANCE SHEET AS OF DECEMBER 31, 2000

                             (Dollars in Thousands)

                                                                                          Consolidation entries
                                                                        CVHC             -------------------------           Consol-
                                                     CVC               VH LLC             Debit            Credit            idated
                                                   --------           --------           -------          --------           -------
Cash                                                    329                 55               384

Accounts receivable:
  Mgmt  fee and int receivable CORHLP                 2,469              2,469
  Receivable from VCH, Inc.                              --
  Interest receivable DCI                               411                411

Note receivable DCI                                  22,500             22,500

Investment:
 CORHLP                                              39,748             29,205           111,942            10,238           170,657
 CVC                                                113,005             41,976           154,981                --

Deferred income tax benefits:
 Federal                                              4,809              4,809                --
 State                                                1,182              1,182                --

Start-up costs net of amortization                       28                 28

 Other assets                                            66                  2                68

Intercompany account                                    (41)                41                --                --
                                                   --------           --------           -------          --------           -------

                                                     42,571            165,247           159,909           171,210           196,517
                                                   ========           ========           =======          ========           =======


Accounts payable and accrued expenses                    --
Management fee payable GLP                              780                780
Intercompany payable - TCG, Inc.                        900                 --                --               900
Note payable TCG,Inc                                 37,705             37,705
Interest payable TCG,Inc                                642                642
Note payable DCI                                     22,500             22,500
Interest payable DCI                                  1,943              1,943
Federal and state income taxes pay - I/C                100              4,062            18,614            14,452                --
Deferred income taxes payable                        31,384              4,069            19,323            (4,960)           11,170
                                                   --------           --------           -------          --------           -------

Total liabilities                                    33,164             70,921            37,937             9,492            75,640
                                                   --------           --------           -------          --------           -------


Common stock                                             --
Participating preferred stock                           134                134
Additional paid-in capital                          110,591                 --           110,591
Retained earnings - pre November 5, 1991              1,331              1,331                --
Retained earnings - post November 5, 1991             8,076            (16,399)           37,866            56,341            10,152
                                                   --------           --------           -------          --------           -------

                                                      9,407             94,326            39,197            56,341           120,877
                                                   --------           --------           -------          --------           -------


Total liabilities and stockholders equity            42,571            165,247            77,134            65,833           196,517
                                                   ========           ========           =======          ========           =======

                                                                      EXHIBIT A4


                      CATALYST VIDALIA HOLDING CORPORATION
                              VIDALIA HOLDING, LLC
                          CATALYST VIDALIA CORPORATION

                      CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                             (Dollars in Thousands)

                                                                                         Consolidation entries
                                                                       CVHC             -------------------------           Consol-
                                                    CVC               VH LLC             Debit            Credit            idated
                                                  --------           --------           -------          --------           -------
Revenue

 Equity interest in operating results-
  Catalyst Old River Hydroelectric Ltd. Ptr.        (7,602)            (3,801)          (11,403)
  Catalyst Vidalia Corporation                      (3,811)            (3,811)               --
 Management fee  - CORHLP                            1,969              1,969
 Interest income CORHLP mgmt fee                        98                 98
 Interest income DCI                                 1,569              1,569
 Interest income - other                                10                  3                13
 Other, net                                             --
                                                  --------           --------           -------          --------           -------

    Total Income                                    (5,525)            (6,040)           (3,811)               --            (7,754)
                                                  --------           --------           -------          --------           -------


 General and administrative                             15                 65                80
 Management consulting fees                            750                750
 Amortization of start-up costs                          8                  8
 Interest expense TCG                                2,420              2,420
 Interest expense DCI                                1,328              1,328
 Interest expense on State taxes                        62                 62
                                                  --------           --------           -------          --------           -------

    Total Expenses                                     827              3,821                --                --             4,648
                                                  --------           --------           -------          --------           -------


Pretax income (loss)                                (6,352)            (9,861)           (3,811)               --           (12,402)

Tax (provision) benefit                              2,541                 --            (4,960)           (2,541)            4,960
                                                  --------           --------           -------          --------           -------


Net income (loss)                                   (3,811)            (9,861)           (8,771)           (2,541)           (7,442)
                                                  ========           ========           =======          ========           =======

                                                                      EXHIBIT A4

                                      CVHC
                          Consolidating Journal Entries
                                     (000's)
                                    12/31/00

1.*  Retained Earnings                                  35,293
     Investment in CVC                                                   35,293

     Reverse CVCH's equity pick-up of CVC
     11/5/91-12/31/99

1a.  Equity pick-up of CVC                              (3,811)
     Investment in CVC                                                   (3,811)

     Reverse CVCH's equity pick-up of CVC
     1/1-12/31/00

2.   Management fee income-CVHC
     Management fee expense-CVC

     Offset CVC management fee expense against CVHC management fee income

3.   Provision for Taxes-- Federal & State              (4,960)
     Retained Earnings
      Deferred Taxes Payable                                             (4,960)

      Record Top Side Tax Provision

  *  Historical

 4.  Management fee payable                                 --
     Management fee receivable                                               --

     Reverse CVC's management fee payable to CVHC against CVHC's management fee receivable from CVC.

 5.  Investment in CORHLP                              111,942
     Federal income taxes payable-I/C account           10,338
     Additional paid in capital                             --
     Retained earnings pre 11/15/91                      1,331
     Deferred FIT receivable                                                112
     I/C account                                                             --
     Investment in CVC                                                  123,499

     Record original investment elimination and purchase, adjusted for 77,450 dividend prior to 98, price accounting as of 11/5/91.

                                                                      EXHIBIT A4


                                      CVHC
                          Consolidating Journal Entries
                                     (000's)
                                    12/31/00

 6.  Retained earnings post 11/5/91                     (6,230)
     2000 consolidating P/L entries                                      (6,230)

     Record 2000 P/L consolidating entries against retained earnings

 7.  Deferred Taxes Payable                             (2,541)
     Retained Earnings
     Tax Provision                                                       (2,541)

     Eliminate Effect of CVC Taxes Payable


 8.  Receivable from TCG, Inc.                                               --
      Intercompany Payable-- TCG, Inc.                      --

     To offset the receivable against the payable.

 9.* Retained Earnings                                  10,238
     Investment in CORHLP                                                10,238

     To lower investment basis in CORHLP to
     correct amount.

10.* Investment in CVC                                  19,516
     Retained Earnings                                                   19,516

     To reverse book entry for consolidation

                                                                      EXHIBIT A4


                                      CVHC
                          Consolidating Journal Entries
                                     (000's)
                                    12/31/00


11*. FIT Payable - I/C account                          7,316
     Retained Earnings                                                   7,019
     Deferred FIT receivable                                               241
     Deferred State tax receivable                                          56
     DIT payable - Federal I/C account                  3,101
     DIT payable - State  I/C account                     322
     Retained Earnings                                                   3,423
     Federal income taxes payable-I/C account             775
     State income taxes payable-I/C account               185
     Deferred FIT receivable                                               775
     Deferred State receivable                                             185
     Deferred tax asset-FIT                             4,809
     Deferred tax asset-State                           1,182
     Deferred tax liability-FIT                           629
     Deferred tax liability-State                         161
     Retained earnings post 11/5/91                       323
     Income taxes payable-I/C                                            7,104
     Deferred Tax Provision-1996                        3,924
     Retained Earnings                                                   3,924
     Deferred Income Tax Payable                        4,622
     Deferred Income Tax Receivable - Fed.                               3,681
     Deferred Income Tax Receivable - State.                               941

     To consolidate prior consolidation entries 3,4,7,8,10,11.

12.  Deferred Income Taxes                              7,341
     Income Taxes Payable                                                7,341

     To Zero Out Income tax payable

13.  Investment in CVC                                 22,459
     Retained Earnings                                                  22,459

     Consolidation entry for dividend

                                                                       Exhibit C


                                             The Catalyst Group, Inc.

                                       Organization as of December 31, 2000

                                          State of                 Location of
Name                                      Incorporation            Business         Nature of Business
----                                      -------------            -----------      ------------------


Ronald W. Cantwell                        N/A                      N/A              100% ownership of The Catalyst Group, Inc.
  (Individual)

The Catalyst Group, Inc.                  Louisiana                Edison, NJ       100% ownership of Catalyst Vidalia Acquisition
                                                                                    Corporation.

Catalyst Vidalia Acquisition              Louisiana                Edison, NJ       100% ownership of Catalyst  Vidalia Holding
  Corporation                                                                       Corporation and the ("CVAC") sole member of
                                                                                    Century Power, LLC.

Century Power, LLC                        Louisiana                Edison, NJ       Owns 100% of the CVHC Participating Preferred
                                                                                    Stock

Catalyst Vidalia Holding                  Louisiana                Edison, NJ       100% ownership of Catalyst Vidalia Corporation
  Corporation ("CVHC")                                                              and the sole member of Vidalia Holding, LLC.

Vidalia Holding, LLC                      A Louisiana              Edison, NJ       of Catalyst Old River Hydroelectric Limited
                                          Limited Partner                           Liability  Partnership with a 25% undivided
                                          Limited                                   interest. Company

Catalyst Vidalia Corporation              Louisiana                Edison, NJ       General  Partner  of  Catalyst  Old  River
                                                                                    Hydroelectric Limited  Partnership with 50%
                                                                                    undivided interest in and 100% voting interest
                                                                                    in such partnership.

Catalyst Old River Hydroelectric          A Louisiana Limited      Vidalia, LA      Lessee of a 192 megawatt hydroelectric facility
  Limited Partnership                     Partnership                               in Concordia Parish, Louisiana.

Catalyst Construction Corporation         Delaware                 --               Inactive, owned 100% by CVAC
  of Connecticut

Catalyst Energy Construction              Delaware                 --               Inactive, owned 100% by CVAC
  Corporation

Catalyst Waste-to-Energy Corporation      Delaware                 --               Inactive, owned 100% by CVAC

Obermeyer Hydraulic Turbines              Connecticut              --               Inactive, owned 100% by CVAC

Catalyst Energy Systems Corporation       Delaware                 --               Inactive, owned 100% by CVAC